UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

AlerisLife Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-6817	04-3516029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

(617) 796-8387

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	ALR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of AlerisLife Inc. (the “Company”) has appointed Heather Pereira as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective September 19, 2022. Ms. Pereira succeeds Jeffrey C. Leer, who will continue to serve as the Company’s President and Chief Executive Officer.

Prior to joining the Company, Ms. Pereira, 47, held financial and accounting roles of increasing responsibility at Acushnet Holdings Corp. (“Acushnet”) since 2004, including Vice President and Corporate Controller from May 2017 through August 2022 and Controller between May 2014 and May 2017. Prior to Acushnet, Ms. Pereira served as Accounting Manager at Cognos Incorporated from 2002 to 2004 and was an Associate at Arthur Andersen LLP from 2002 through 2004. Ms. Pereira is a certified public accountant and holds a Master of Science in Accountancy and a Master of Business Administration from Northeastern University.

Ms. Pereira has advised the Company that she has no arrangements or understandings with any other person pursuant to which she was appointed Senior Vice President, Chief Financial Officer and Treasurer.  She also advised the Company that she has no family relationships with any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Ms. Pereira’s annual base salary will be $285,000 and will receive a one-time $75,000 cash sign-on bonus. She will be eligible for additional bonuses and future share awards in amounts to be determined in the Company’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AlerisLife Inc.

Date: September 19, 2022	By:	/s/ Jeffrey C. Leer
Jeffrey C. Leer
President and Chief Executive Officer